                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE                              CONTACT:
---------------------                              --------
July 21, 2003                                      Richard E. Leone
                                                   Manager - Investor Relations
                                                             330-544-7622
                                                             www.rti-intl.com



               RTI INTERNATIONAL ANNOUNCES SECOND QUARTER RESULTS


         Niles, Ohio - RTI International Metals, Inc., (NYSE: RTI) released results today for the second quarter of 2003.

         The Company reported net income for the second quarter of $1.0 million, or $0.05 per share, on sales of $49.1 million. Results for the second quarter of 2002 were a net income of $3.5 million, or $0.17 per share, on sales of $72.9 million.

         Titanium operations were profitable in the second quarter. The Titanium Group earned operating income of $1.3 million on sales of $40.8 million, including intercompany sales of $27.0 million. Titanium mill product shipments for the second quarter were 1.4 million pounds at an average realized price of $16.60 per pound. During the second quarter of 2002, the Group had operating income of $4.3 million on sales of $56.7 million, including $32.9 million of intercompany sales.

         The Fabrication & Distribution Group had an operating loss of $0.7 million on sales of $38.4 million during the second quarter. Results from the comparable period in 2002 were an operating income of $1.4 million on sales of $49.1 million. The Group's loss during the current period was the result of the depressed conditions in commercial aerospace coupled with the absence of completed energy-related projects during the quarter. Earnings related to active projects at RTI's energy unit will be recognized in later periods.



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July 21, 2003
Page 2 of  4

         Timothy G. Rupert, President and CEO, commented, "RTI's second quarter results were consistent with our expectations given current market conditions. Commercial aerospace markets will continue to be difficult. As a result, temporary shutdowns of some of our mill product operations are likely in the second half. Any improvement in the demand for titanium in the near term will have to come from defense spending and further growth in our deepwater energy markets. Demand for the more diversified products offered by our domestic distribution businesses are a bit stronger, providing a measure of stability during the current down cycle in titanium."

         The statements in this release relating to matters that are not historical facts are forward looking statements that involve risks and uncertainties including, but not limited to, the current impact of global events on the commercial aerospace industry, military spending, future global economic conditions, competitive nature of the markets for specialty metals, and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Actual results can differ materially from those forecasted or expected.

         RTI International Metals, headquartered in Niles, Ohio, through its various subsidiaries, manufactures and distributes titanium and specialty metal mill products and extruded shapes, as well as engineered systems for energy-related markets and environmental engineering services. The Company's products are used for aerospace, defense, energy, chemical and consumer applications for customers around the world.

         NOTE: RTI International Metals, Inc. has scheduled a conference call for Tuesday, July 22, 2003, at 10:00 a.m., Eastern Time, to discuss this press release. Timothy G. Rupert, President and CEO, John H. Odle, Executive Vice President, and Lawrence W. Jacobs, Vice President and CFO, will represent RTI. To participate in the call, please dial toll free (USA) 800-450-0788 or (International) 612-332-0228 a few minutes prior to the start time and specify the RTI International Metals Conference Call. Replay of the call will be available until 11:59 p.m., Eastern Time, on Friday, July 25, 2003, by dialing
(USA) 800-475-6701 or (International) 320-365-3844 and Access Code 688886.


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July 21, 2003
Page 3 of 4

                         RTI INTERNATIONAL METALS, INC.
             CONDENSED CONSOLIDATED STATEMENT OF INCOME (Unaudited)
                             (Dollars in thousands)


                                                  QUARTER ENDED                      SIX MONTHS ENDED
                                                     JUNE 30,                             JUNE 30,
                                           ----------------------------          -----------------------------
                                             2003               2002               2003                2002
                                           ---------          ---------          ---------           ---------
Sales                                      $  49,083          $  72,943          $ 107,615           $ 138,621
Cost of sales                                 40,551             58,453             92,686             110,335
                                           ---------          ---------          ---------           ---------
Gross profit                                   8,532             14,490             14,929              28,286
Selling, general and
     administrative expenses                   7,624              8,470             15,255              17,530
Research, technical and
     product development expenses                307                349                694                 709
                                           ---------          ---------          ---------           ---------
Operating income                                 601              5,671             (1,020)             10,047

Other income - net                             1,233                149             10,010               9,085
Interest expense                                 202                141                370                 288
                                           ---------          ---------          ---------           ---------
Income before income taxes                     1,632              5,679              8,620              18,844

Provision for income taxes                       621              2,215              3,276               7,349
                                           ---------          ---------          ---------           ---------
Net income                                 $   1,011          $   3,464          $   5,344           $  11,495
                                           =========          =========          =========           =========

Net income per common share:
         Basic                             $    0.05          $    0.17          $    0.26           $    0.55
                                           =========          =========          =========           =========

         Diluted                           $    0.05          $    0.17          $    0.26           $    0.55
                                           =========          =========          =========           =========

Weighted Average Shares
     Outstanding (in thousands):
         Basic                                20,835             20,781             20,823              20,774

         Diluted                              20,924             20,975             20,862              20,905


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July 21, 2003
Page 4 of 4

                         RTI INTERNATIONAL METALS, INC.
                     CONSOLIDATED BALANCE SHEET (Unaudited)
                             (Dollars in thousands)

                                                           JUNE 30,        DECEMBER 31,
                                                             2003              2002
                                                           --------          --------
ASSETS:
      Current assets
            Cash and cash equivalents                      $ 54,074          $ 40,666
            Accounts receivable                              35,384            38,830
            Inventories                                     150,345           154,159
            Current deferred income tax assets                2,356             2,356
            Other current assets                              4,215             5,934
                                                           --------          --------
      Total current assets                                  246,374           241,945
            Property, plant and equipment net                89,494            92,554
            Goodwill                                         34,133            34,133
            Noncurrent deferred income tax assets             4,271             4,271
            Other noncurrent assets                          25,847            23,317
                                                           --------          --------
      Total assets                                         $400,119          $396,220
                                                           ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY:
      Current liabilities
            Accounts payable                               $ 10,708          $ 14,711
            Accrued liabilities                              12,940            11,018
                                                           --------          --------
      Total current liabilities                              23,648            25,729
            Long-term debt                                     --                --
            Accrued pension cost                             33,510            33,021
            Accrued postretirement benefit cost              20,533            19,873
            Other noncurrent liabilities                      5,675             6,424
                                                           --------          --------
      Total liabilities                                      83,366            85,047
      Total shareholders' equity                            316,753           311,173
      Total liabilities and shareholders' equity           $400,119          $396,220
                                                           ========          ========


                CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)
                             (Dollars in thousands)

                                                                SIX MONTHS ENDED
                                                                    JUNE 30,
                                                           --------------------------
                                                             2003              2002
                                                           --------          --------
Cash provided by operating activities
      (adjustment for items not affecting funds from
      operations of $5,792 and $6,767 respectively)        $ 15,307          $ 17,660
Cash used in investing activities (net of asset
      disposals of $1,437 and $0 respectively)               (1,726)           (2,609)
Cash used in financing activities                              (173)             (144)
                                                           --------          --------
Increase/(decrease) in cash and cash equivalents           $ 13,408          $ 14,907
Cash and cash equivalents at beginning of period             40,666             8,036
                                                           --------          --------
Cash and cash equivalents at end of period                 $ 54,074          $ 22,943
                                                           ========          ========


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